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                                                                    Exhibit 8.01

LAW OFFICES

SHEFSKY & FROELICH, LTD.
444 NORTH MICHIGAN AVENUE
CHICAGO, ILLINOIS 60611

TELEPHONE     (312) 527-4000
FACSIMILE     (312) 527-5921
E-MAIL        sfltd@shefskylaw.com

                                                              IN REFERENCE TO:
                                                              025793-03

                          EXHIBIT 8.01 - TAX OPINION

                                October 19, 2004

NTS Realty Holdings Limited Partnership
10172 Linn Station Road
Louisville, Kentucky 40223
Attention:  Brain F. Lavin

          RE:    CERTAIN FEDERAL INCOME TAX CONSIDERATION

Gentlemen:

     We have acted as legal counsel to NTS Realty Holdings Limited Partnership, a Delaware limited partnership (the "Partnership") in connection with the proposed merger of NTS-Properties III, a Georgia limited partnership ("NTS III"), NTS-Properties IV, a Kentucky limited partnership ("NTS IV"), NTS-Properties V, a Maryland Limited Partnership ("NTS V"), NTS-Properties VI, a Maryland Limited Partnership ("NTS VI"), and NTS-Properties VII, Ltd., a Florida limited partnership ("NTS VII" and, together with NTS III, NTS IV, NTS V and NTS VI, collectively, the "Merged Partnerships" and each a "Merged Partnership") with and into the Partnership (the "Merger") pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), which is included in the Registration Statement (defined below) as Appendix B. Terms not otherwise defined herein shall have the same meaning as ascribed to them in the registration statement on Form S-4 Registration No. 333-112467, including all amendments and supplements thereto (the "Registration Statement"). The Registration Statement pertains to the joint consent solicitation/prospectus to obtain the consent of the limited partners of the Merged Partnerships to the Merger (the "Consent Solicitation"). We have been asked to render opinions to the Company concerning one or more federal income tax matters, and to confirm certain statements attributed to us in the Consent Soliciation.

     The opinions set forth herein are based on the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder (the "Regulations") and interpretations thereof by the Internal Revenue Service (the "Service") and the courts having jurisdiction over such matters, each as of the date hereof. The opinions set forth herein are also based upon certain assumptions and representations described below. There can be no assurance that the Code or the Regulations will not be amended or that

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NTS Realty Holdings Limited Partnership
October 19, 2004
Page 2

interpretations of the Service or the courts will not change in a manner which would preclude us from rendering similar opinions in the future. Moreover, any such changes in the Code, the Regulations or the interpretations thereof may have retroactive effect.

          An opinion of counsel is predicated upon all of the facts, representations and conditions set forth in the opinion and is based upon counsel's analysis of the statutes, regulatory interpretations and case law in effect as of the date of the opinion. It is neither a guarantee of the current status of the law, nor should it be accepted as a guarantee that a court of law or an administrative agency will concur in the opinion. These opinions, further, depend upon the facts and circumstances surrounding the Partnership's operations, the consummation of the Merger and the consummation of related transactions. In the event such operations differ from the Partnership's representations concerning the foregoing or the descriptions set forth in the Registration Statement, our conclusions could differ from those set forth herein.

          In connection with rendering the opinions set forth herein, we have examined and relied upon such documents as we believe necessary, including, but not limited to, the following:

          (a) the Registration Statement;

          (b) the federal income tax returns of the Merged Partnerships for the taxable years ended December 31, 2001 and December 31, 2002;

          (d) the limited partnership agreements of the Merged Partnerships and the Partnership;

          (e) certain registration statements filed by the Merged Partnerships with the Securities and Exchange Commission;

          (f) the appraisals performed by CBRE;

          (h) Houlihan's opinion on fairness;

          (i) the Merger Agreement;

          (j) the Consent Solicitation;

          (k) the organizational documents of the Merged Partnerships and the Partnership; and

          (l) the balance sheets of the Merged Partnerships dated as of June 30, 2004 (the "Balance Sheets").

          In rendering the opinions set forth herein, we have assumed the authenticity of all original documents, the accuracy of copies and the genuineness of signatures, and that the forms of documents supplied to us are substantially identical to those documents as executed. In this

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NTS Realty Holdings Limited Partnership
October 19, 2004
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regard, note that we have reviewed only those documents which appeared relevant and have not undertaken a review of any other documents or matters. In addition, we have not independently verified any of the information described in the foregoing documents or in the following representations. We have further assumed compliance with the provisions of the Merged Partnership's limited partnership agreements and the Merger Agreement and that the partners of the Merged Partnerships have no binding commitment to sell or otherwise transfer Units acquired in the Merger. In addition, we have, in connection with the delivery of our opinions, relied upon the following representations made by the Partnership:

          (a) that the Partnership believes the assumptions used in preparation of the appraisals prepared by CBRE are reasonable;

          (b) that the Partnership believes the assumptions used in the preparation of the Houlihan's opinion of fairness are reasonable;

          (c) that the assets and liabilities of the Merged Partnerships do not differ in any material respect from those described in the Balance Sheets;

          (d) that to the best of the Partnership's knowledge the Merged Partnerships each is either (i) characterized as a partnership and not as a publicly traded partnership or as an association taxable as a corporation for federal income tax purposes or (ii) is characterized as a publicly traded partnership but is not treated as a corporation under Section 7704(a) of the Code (pursuant to Section 7704(c) of the Code);

          (e) that following the Merged, not more than 80% of the Partnership's assets will consist of: (i) money, (ii) stocks or other equity interests in corporations, (iii) evidences of indebtedness, (iv) options, (v) forward or futures contracts, (vi) notional principal contracts or derivatives, (vii) foreign currency; (viii) interests in real estate investment trusts, (ix) interests in regulated investment companies, (x) interests in publicly traded partnerships, as defined under Section 7704(b) of the Code, or (xi) other securities or assets set forth in Section 351(e) of the Code;

          (f) that the fair market value of the Units that the partners of each of the Merged Partnerships will receive in connection with the Merger will not exceed the fair market value of such Merged Partnership;

          (g) that, as of the date of the Merger, the liabilities of each Merged Partnership will not exceed their tax bases in their assets;

          (h) that Units will be proportionately distributed among the partners of each Merger Partnership in accordance with the terms of the limited partnership agreement of such Merged Partnership relating to the liquidation and dissolution of the Merged Partnership;

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NTS Realty Holdings Limited Partnership
October 19, 2004
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          (j) that the Partnership believes that the assumptions used in determining the exchange value attributable to each Merged Partnership are reasonable;

          (k) that less than 20% of the value of the assets contributed to the Partnership by each of the Merged Partnerships is attributable to money or marketable securities, as such term is used in Regulation Section
1.731-2(d)(1)(ii)(A);

          (l) that the Partnership has no binding commitment to issue any Units, except as contemplated by the Merger Agreement and that certain Contribution Agreement dated as of February 3, 2004, by and between ORIG, LLC, a Kentucky limited liability company and the Partnership (the "Contribution Agreement");

          (m) that the Partnership has no binding commitment to dispose of any of the assets acquired pursuant to the Merger Agreement or the Contribution Agreement, except in the ordinary course of business;

          (n) that the Partnership has no binding commitment to purchase, redeem or otherwise acquire Units subsequent to the consummation of the Merger;

          (o) that the Partnership believes, based on its proposed operations, that for each of its taxable years at least 90% of its gross income will be derived from real property rents, interest and other sources described as qualifying income in Section 7704(d) of the Code; and

          (p) that the Partnership believes that each of the Merged Partnerships, for each of their respective taxable years, derived at least 90% of each of their gross income from real property rents, interest and other sources described as qualifying income in Section 7704(d) of the Code.

          Based solely on the documents, representations and assumptions set forth above and subject to limitations described herein, we are of the opinion that the discussion set forth in the section of the Registration Statement entitled "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" fairly summarizes the material federal income tax considerations associated with the Merger, and the discussion is our opinion. Please be advised that we have rendered no opinion, except as expressly set forth above.

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NTS Realty Holdings Limited Partnership
October 19, 2004
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          We consent to the filing of this opinion as an exhibit to the
Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the United States Securities and Exchange Commission promulgated thereunder.

                                                  Very truly yours,

                                                  /s/ Shefsky & Froelich, Ltd.
                                                  ----------------------------
                                                  SHEFSKY & FROELICH, LTD.